EBANK.COM ENTERS ALLIANCE WITH GORATE.COM

            Internet Bank Adds Equipment Leasing & Financing Services

ATLANTA, GA, February 16, 2000 -- ebank.com (OTC:BB:EBDC), an online bank dedicated to servicing the small business market, today announced that it has entered into a strategic alliance with GoRate Corporation which, through its innovative online web site GoRate.com, provides flexible and competitive equipment leasing and financing to small businesses nationwide.

Under the alliance, ebank.com customers and visitors will be able to access an instant payment quote and apply online for business equipment leasing and financing via a hyperlink through ebank.com's web site while all analysis, processing, documentation and funding is handled by GoRate.com.

"Our alliance with GoRate.com adds an important link to the growing chain of services we will offer to our small business clients," said Rich Parlontieri, Chairman and CEO of ebank.com. "As a growing financial services portal, this is one of the many products we will provide which small businesses need to grow. This partnership strengthens our brand awareness as well as our acceptance as a one-stop provider of financial services."

GoRate.com provides flexible and competitively priced equipment leasing and financial solutions that allow companies to capitalize on a vast range of business-building opportunities. ebank.com visitors will be able to use the hyperlink to access GoRate.com's products and competitive rates and to apply online.

"Leasing is one of the fastest growing ways of financing equipment in business today and is utilized by companies both large and small. In a sense, it helps to level the playing field for small businesses by allowing them to acquire the equipment they need to stay competitive, without large down payments and while keeping their valuable lines of credit free for other opportunities," said Robert Crivello, President of GoRate Corporation.
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About ebank.com, Inc.

Based in Atlanta, GA, ebank.com, Inc., a unitary thrift holding company, is tailored to serve the financial needs of small businesses through the Internet and planned ebank.com centers or partner banks in regional markets. Through its subsidiary thrift, ebank, the company provides a broad array of financial products and services to its small business and retail customers, including its signature eSweepSM service, checking accounts, money markets, CDs, ATM cards, home loans, commercial loans, credit cards, bill payment services, and human resource services. ebank.com's complete line of products and services should eventually include insurance products, equipment leasing, accounts receivable financing, "smart chip cards" via its ATM network, and other financial products and services designed to serve ebank.com's small business and retail customers. ebank.com offers some of these services and products through strategic partnerships. ebank.com's strategic partners to date include ADP, Inc., eHealthInsurance.com, Argent Capital Corp.'s eWealthUSA, Office.com, RealCall and WebTone Technologies, Inc. For more information, visit http://www.ebank.com.

About GoRate.com

Based in San Jose, CA, GoRate.com offers online business equipment leasing and financial services nationwide. Through its relationships with banks, lenders and other sources nationwide, GoRate.com allows businesses of varying credit stature fast access to flexible and competitively priced equipment leasing and financing solutions. For more information, visit http://www.GoRate.com

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. These statements are based on many assumptions and estimates, many of which are beyond ebank.com's control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of ebank.com and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks such as (1) ebank.com's limited operating history; and (2) whether ebank.com can successfully implement its new business strategies, including its relationship with GoRate.com and its goal to become a financial services portal.